As filed with the Securities and Exchange Commission on January 17, 2013

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

KKR Financial Holdings LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33437	11-3801844
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 California Street, 50th Floor
San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
7.375% Series A LLC Preferred Shares	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-167479 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1:                   Description of Registrant’s Securities to be Registered.

The descriptions of the 7.375% Series A LLC Preferred Shares of KKR Financial Holdings LLC (the “Company”) contained in (i) the section captioned “Description of Shares” in the Prospectus dated November 7, 2011 (the “Prospectus”), which was filed by the Company and certain of its affiliates in an immediately effective post-effective amendment under Rule 462(e) under the Securities Act of 1933, as amended (the “Securities Act”), to the Company’s Registration Statement on Form S-3 (No. 333-167479) and (ii) the section captioned “Description of the Series A LLC Preferred Shares” in the supplement to the Prospectus filed on January 11, 2013 pursuant to Rule 424(b) under the Securities Act, are each incorporated herein by reference.

Item 2:                   Exhibits.

3.1

Amended and Restated Operating Agreement of the Registrant, dated May 3, 2007, as amended May 7, 2009 (incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q (File No. 001-33437) filed with the SEC on August 6, 2009).

3.2

Amendment No. 1 to the Amended and Restated Operating Agreement of the Registrant, dated February 28, 2010 (incorporated by reference to Exhibit 3.2 to our Annual Report on Form 10-K (File No. 001-33437) filed with the SEC on March 1, 2010).

3.3

Amendment No. 2 to the Amended and Restated Operating Agreement of the Registrant, dated January 10, 2013 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K (File No. 001-33437) filed with the SEC on Janaury 11, 2013).

3.4

Form of certificate evidencing common shares in KKR Financial Holdings LLC (incorporated by reference to Exhibit 4.3 to our Registration Statement on Form S-3 (No. 333-167479) filed with the SEC on June 11, 2010).

3.5

Indenture governing the senior notes and guarantees of the senior notes by and between the Company and Wilmington Trust, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on November 15, 2011).

3.6

First Supplemental Indenture dated as of November 15, 2011 among the Company and Wilmington Trust, National Association, as Trustee, and Citibank, N.A., as Authenticating Agent, Paying Agent and Security Registrar and (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on November 15, 2011).

3.7	Form of 8.375% Senior Note due 2041 (incorporated by reference to Exhibit 4.3 to our Current Report on Form 8-K filed with the SEC on November 15, 2011).

3.8

Second Supplemental Indenture dated as of March 20, 2012 among the Company and Wilmington Trust, National Association, as Trustee, and Citibank, N.A., as Authenticating Agent, Paying Agent and Security Registrar (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on March 20, 2012).

3.9	Form of 7.500% Senior Note due 2042 (incorporated by reference to Exhibit 4.3 to our Current Report on Form 8-K filed with the SEC on March 20, 2012).

3.10

Share Designation of the Registrant with respect to the 7.375% Series A LLC Preferred Shares dated January 17, 2013 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on January 17, 2013).

4.1	Form of 7.375% Series A LLC Preferred Share Global Certificate. (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on January 17, 2013).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

KKR FINANCIAL HOLDINGS LLC

Date: January 17, 2013	By:	/s/ Michael R. McFerran
		Name:	Michael R. McFerran
		Title:	Chief Financial Officer